EXHIBIT (10)-z

OPTION AGREEMENT PURSUANT TO 2003 LONG-TERM INCENTIVE PLAN
STOCK OPTION

     OPTION AGREEMENT by Bausch & Lomb Incorporated, a New York corporation (referred to hereinafter as the "Company"), dated as of the date which appears on the "Date of Award and Agreement" in the Award Summary attached hereto (the "Award Summary") in favor of the individual whose name appears on the Award Summary (the "Recipient").

     In accordance with the provisions of the Company's 2003 Long-term Incentive Plan (referred to hereinafter as the "Plan"), approved by the shareholders of the Company on April 29, 2003 the Committee on Management (referred to hereinafter as the "Committee") of the Board of Directors of the Company has authorized the execution and delivery of this Agreement. The Award Summary contains the details of the awards covered by this Agreement and is incorporated herein in its entirety.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the Company and Recipient agree as follows:
1.

Grant of Option. Subject to all the terms and conditions of the Plan and this Agreement, including, without limitation, Section 6 of the Plan, the Company has granted to the Recipient on the date set forth on the Award Summary the option to purchase the number of $0.40 par value common stock of the Company shown on the Award Summary (such number being subject to adjustment as provided in Sections 10 and 11 of this Agreement).

2.

Exercise Price. The exercise price per share of stock covered by this option shall be the price set forth in the Award Summary, which is 100% of the market value of such stock on the Date of Award and Agreement computed as the average of the high and low trading prices during normal business hours of the Company's common stock on the New York Stock Exchange on that day.

3.

Vesting. Recipient's right to purchase shares under this option shall vest (meaning that the option shall be exercisable) as provided in the Award Summary. The Recipient must be a full time, active employee of the Company on the respective Vesting Date as indicated on the Award Summary as a condition to any non-vested portion becoming vested. The vesting requirements of this Section shall be waived automatically and the option granted hereunder shall be fully vested (a) upon a Change in Control (as defined below), or (b) termination of employment due to death or disability.

For purposes of this Agreement, "Change in Control" shall mean:

A.

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of paragraph C below are satisfied; or

B.

Individuals who, as of April 28, 2003, constitute the Board of Directors of the Company (the "Board" and, as of April 28, 2003, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 28, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

C.

Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

D.

Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (a) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (c) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

4.

Exercise. Vested portions of this option shall be exercisable in part or in full at any time after each corresponding Vesting Date, as indicated in the Award Summary, but no part of this option shall be exercisable after the expiration of ten (10) years from the Date of Award and Agreement. Except as provided in Section 3 or Section 8 hereof, no option may be exercised at any time unless the holder thereof is then a full time, active employee of the Company or one of its subsidiaries. Rights under this option which have become vested may be exercised as to full shares; provided, however, that no partial exercise may be for less than ten (10) full shares of the Company's common stock.

5.

Method of Exercising Option. Subject to the other provisions of the Plan and this Agreement, the Recipient may exercise any option in whole or in part at such time or times, (i) by delivering written notice of exercise to the Company or its written designee specifying the number of shares of Common Stock subject to the option to be purchased and (ii) by making payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of shares (either actually or by attestation) already held by the Recipient for such period of time and in such manner as is required by Generally Accepted Accounting Principles to prevent the exercise of such option from being deemed additional cash compensation to the Recipient chargeable against the earnings of the Company registered in the name of the Recipient duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange or delivery of other consideration (including, where permitted by law and the Committee), Awards having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such shares and other consideration specified herein. If approved by the Committee, except to the extent prohibited by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company or its written designee, together with a copy of irrevocable instructions to a broker designated, in writing, by the Company to deliver promptly to the Company the amount of proceeds necessary to pay the option price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. No shares of Common Stock shall be delivered until full payment therefore has been made. Any shares so delivered to Company by Recipient under the foregoing shall be deemed to have a value per share equal to the fair market value of the shares on such date.

6.

Rights as a Shareholder. Except as otherwise provided herein, a Recipient shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Recipient has delivered written notice of exercise and has paid in full for such shares, as provided in Section 5 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date identified above.

7.

Limited Transferability of Option. The option granted under this Agreement shall not be transferable by the Recipient except by will or the laws of descent or distribution, and except that the option granted may be transferred to immediate family members and charities. During the life of Recipient, the option shall be exercisable only by the Recipient or his or her guardian or legal representative.

8.	Termination of Employment.
(a)

Termination by Reason of Death. If the employment of Recipient shall terminate by reason of death, any option held by Recipient shall vest in full and shall remain exercisable (i) in the case of an option other than an Incentive Stock Option, as defined below, until the first anniversary of such termination of service (notwithstanding any earlier expiration of the stated term of such option) and (ii) in the case of an option granted that is intended to meet the requirements of Section 422 of the Internal Revenue Code or any successor legislation ("Incentive Stock Option") until the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Incentive Stock Option.

(b)

Termination by Reason of Disability. If the employment of Recipient shall terminate by reason of disability, any option held by Recipient shall vest in full and remain exercisable until (i) in the case of an option other than an Incentive Stock Option the first anniversary of such termination of service (notwithstanding any earlier expiration of the stated term of such option) and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such termination of service or (B) the expiration of the stated term of such option; provided, however, that if the Recipient dies within such period, notwithstanding the expiration of such period, any unexercisable option, may thereafter be exercised (x) in the case of an option other than an Incentive Stock Option, for a period of one year from the date of such death (notwithstanding any earlier expiration of the stated term of such option) and (y) in the case of an Incentive Stock Option, until the earlier of (1) the first anniversary of the date of death or (2) the expiration of the stated term of such Incentive Stock Option. In the event of termination of service by reason of disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as an option other than an Incentive Stock Option.

(c)

Termination by Reason of Retirement. Unless otherwise determined by the Committee, if the employment of Recipient shall terminate by reason of retirement, any option held may thereafter be exercised by the Recipient to the extent it was exercisable at the time of such termination of service, or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such termination of service or (ii) the expiration of the stated term of such option; provided, however, that if the Recipient dies within such period, any unexercised option may to the extent exercisable on the death thereafter be exercised (A) in the case of an option other than an Incentive Stock Option, until the later of (x) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such option) or (y) the third anniversary of the termination of service by reason of retirement and (B) in the case of an Incentive Stock Option, until the earlier of (xx) the later of (1) the first anniversary of the date of death or (2) the third anniversary of the termination of service by reason of retirement or (yy) the expiration of the stated term of such Incentive Stock Option. In the event of termination of service by reason of retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such option will thereafter be treated as an option other than an Incentive Stock Option.

(d)

Other terminations. (i) If employment of Recipient shall terminate for cause, all options held shall thereupon immediately terminate; (ii) if employment of the Recipient shall terminate due to a termination by the Company for any reason other than death, disability, retirement or for cause, any option held, may, to the extent it was exercisable at the time of termination of service, be exercised until the earlier of (A) 90 days from the date of such termination or (B) the expiration of the stated term of the option; and (iii) if employment of Recipient shall terminate due to a voluntary termination by the Recipient (other than for retirement), any option held, may, to the extent it was exercisable at the time of termination of service, be exercised until the earlier of (A) 30 days from the date of such termination of service or (B) the expiration of the stated term of the option; provided, however, that if the Recipient dies within either of the exercise periods established by Sections6(j)(ii) and 6(j)(iii) of the Plan any unexercised option held shall, continue to be exercisable to the extent to which it was exercisable at the time of death until (x) in the case of option other than Incentive Stock Options, the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such option) or (y) in the case of Incentive Stock Options, the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such option.

(e)

Change in Control Termination. Notwithstanding any other provision of this Agreement or the Plan to the contrary, in the event employment of Recipient shall terminate other than for cause during the 24-month period following a Change in Control, any option held may thereafter be exercised, to the extent it was exercisable at the time of such termination of service until the earlier of (i) the latest of (A) the second anniversary of such date of termination of service or (B) such other date as may be provided in the Plan for such termination of service or (C) any employment, consulting or similar agreement between Recipient and Company or one of its subsidiaries or affiliates, or (ii) the expiration of the stated term of such option; provided, however, that if the Recipient dies within such period, notwithstanding the expiration of such period, any unexercised option may to the extent exercisable on the date of death thereafter be exercised (x) in the case of an option other than an Incentive Stock Option, until the later of (i) the end of such exercise period or (ii) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such option) or (y) in the case of an Incentive Stock Option, until the earlier of (i) the later of (A) the end of such exercise period or (B) the first anniversary of the date of death or (ii) the expiration of the stated term of such Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such option will thereafter be treated as an option other than an Incentive Stock Option.

(f)

The Committee or the Board of Directors shall determine whether authorized leave of absence shall constitute termination of employment which determination shall be final and conclusive. Nothing contained in this Section shall be interpreted or have the effect of extending the period during which this option may be exercised beyond the terms or the expiration date provided in this Agreement or established by law or regulation. Death of Recipient subsequent to termination shall not extend such periods.

(g) (i)

Notwithstanding anything to the contrary contained herein or in the Plan, if Recipient voluntarily terminates his or her employment with the Company or is terminated for misconduct or failure or refusal to perform his or her duties of employment (as determined by the Committee), and within a period of one (1) year after such termination shall, directly or indirectly, engage in a competing activity (as defined below), Recipient shall be required to remit to the Company, with respect to any exercise of this option on or after the date twelve (12) months prior to such termination, an amount in cash or a certified or bank check equal to 100% of the excess of (A) the fair market value per share of the Company's Common Stock on the date of exercise, multiplied by the number of shares with respect to which the option is exercised; over (B) the aggregate option price for such number of shares. This provision shall, however, become null and void, and Company's rights to any remittance under this provision automatically shall be deemed waived, upon a Change in Control (as defined in Section 3 of this Agreement).

(ii)

For purposes of this Section, Recipient will be deemed to be "engaged in a competing activity" if he or she owns, manages, operates, controls, is employed by, or otherwise engages in or assists another to engage in any activity or business which competes with any business or activity of the Company in which Recipient was engaged or involved, or which, as of the time of Recipient's termination, was in a state of research or development by any such business of the Company.

(iii)

Nothing contained in this Section shall be interpreted as or deemed to constitute a waiver of, or diminish or be in lieu of, any other rights the Company may possess as a result of Recipient's direct or indirect involvement with a business competing with the business of the Company.

9.

General Restriction. This option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

10.

Recapitalization. In the event there is any recapitalization in the form of a stock dividend, distribution, split, subdivision or combination of shares of common stock of the Company, resulting in an increase or decrease in the number of common shares outstanding, the number of shares for which the option hereunder may thereafter be exercised and the price per share shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.

11.

Reorganization. If, pursuant to any reorganization, sale or exchange of assets, consolidation or merger, outstanding common stock is or would be exchanged for other securities of the Company or of another company which is a party to such transaction, or for property, this option shall apply to the securities or property into which the common stock would have been exchanged had such common stock been outstanding at the time. In any of such events the total number and class of shares then remaining available for issuance under the Plan (including shares reserved for this option) shall likewise be adjusted so that the Plan and this option shall thereafter cover the number and class of shares equivalent to the shares so covered immediately prior to such event

12.	Right to Employment.
(a)

Benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular and periodic payments. The benefits and rights provided under the Plan are not to be considered part of the Recipient's salary or compensation under Recipient's employment for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind.

(b)

The grant of options, hereunder, and any future grant of options under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the option nor any future grant of an option by the Company shall be deemed to create any obligation to grant any further options, whether or not such a reservation is explicitly stated at the time of such a grant. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Recipient's rights hereunder.

(c)

The Plan shall not be deemed to constitute, and shall not be construed by the Recipient to constitute, part of the terms and conditions of employment. The Company shall not incur any liability of any kind to the Recipient as a result of any change or amendment, or any cancellation, of the Plan at any time.

(d) Participation in the Plan shall not be deemed to constitute, and shall not be deemed by the Recipient to constitute, an employment or labor relationship of any kind with the Company.
13.

Definitions. Any terms or provisions used herein which are defined in Sections 83, 421, 422A or 425 of the Internal Revenue Code of 1986, as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time this option is granted shall have the meanings as therein defined.

14.

Amendment of this Option Agreement. The Board of Directors of the Company or the Committee may, from time to time, require the modification or amendment of the terms of this Agreement, including, without limitation the generality of the foregoing, the making of such amendments and revisions as the Board or the Committee shall deem advisable, provided, however, that no termination, modification or amendment of this Agreement shall, without the consent of the Recipient, impair his or her rights hereunder.

15.

Notices. Notices hereunder shall be in writing and if to the Company shall be delivered personally to the Secretary of the Company or mailed to its principal office, One Bausch & Lomb Place, Rochester, New York 14604-2701, addressed to the attention of the Secretary, and if to Recipient shall be delivered personally or mailed to Recipient at his or her address as the same appears on the records of the Company.

16.

Interpretation of this Agreement. All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Recipient. In the event there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

17.

Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided herein, to the personal representatives, legatees and heirs of the Recipient.

18.

Severability and Saving Provision. The parties intend that this Agreement shall be enforced to the maximum extent possible. If a court of competent jurisdiction: (i) finds any provision of this Agreement to be unenforceable, that provision shall be deemed excised and the remainder of the Agreement shall continue in full force and effect; and (ii) finds any provision of this Agreement to be unenforceable by reason of its being extended for too great a period of time, over too large a geographic area, or over too great a range of activities, the Agreement shall be interpreted to extend over the maximum period of time, geographic range and range of activities as to which it may be enforceable.

19.

Accelerated Rights. If the The option granted pursuant to this Agreement, as is a grant to a Recipienta Recipient who is or who in the future becomes an officer or director of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the option automatically includes alternate rights(referred to herein as "Accelerated Rights") which entitle the Recipient to the rights specified in Subsection (a) below.

(a) Upon the occurrence of a Change in Control (as defined above), this option (i) shall become immediately and fully exercisable and (ii) will entitle the holder, in lieu of exercising the option, to elect to surrender all or part of the option to the Company, provided that written notice of the election (the "Election") is given to the Company within the sixty (60) day period from and after the Change in Control (the "Election Period"). Upon making such an Election, the holder shall be entitled to receive in cash, within thirty (30) days of such Election, an amount equal to the amount by which the Change in Control Price (as defined in Subsection (b) below ) per share of the Company's common stock on the date of such Election shall exceed the exercise price per share of stock under this option, multiplied by the number of shares of stock granted under this option as to which the Accelerated Right has been exercised (such excess referred to herein as the "Aggregate Spread"); provided, however, that the Election provided for herein shall not be made prior to six months from the Date of Grant. Notwithstanding any other provision of the Plan or this Agreement, if the end of the Election Period is within six months of the Date of Grant, this option shall be canceled in exchange for a cash payment equal to the Aggregate Spread on the day which is six months and one day after the Date of Grant.

(b) In the event of a Change in Control under Subsection 3(B), the "Change in Control Price" shall mean the highest reported sales price of a share of Common Stock on the Composite Tape for New York Stock Exchange Listed Stocks (the "Market High") during the sixty (60) day period prior to and ending on the date of the Change in Control. If the Change of Control is the result of a transaction or series of transactions described in Subsection 3(A), (C), or (D) above, the "Change in Control Price" shall mean the higher of (i) the highest price per share of the Common Stock paid in such transaction or series of transactions by the person having made the acquisition, and (ii) the Market High as determined above. Notwithstanding the foregoing, to the extent required by Section 422A of the Internal Revenue Code of 1986, as amended, the Change in Control Price shall not exceed the market price of a share of Common Stock on the date of surrender thereof. provided for in Section 11(b) of the Plan.

20.	Tax Matters.
(a)

The Company shall have the power and the right to deduct or withhold, or require Recipient to remit to the Company, an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, and social security contributions, that are required by law to be withheld with respect to the grant of the option, any exercise of the Recipient's rights under the Plan and this Agreement, the sale of shares acquired from the exercise of the option, and/or payment of dividends on shares acquired pursuant to the option.

(b)

Recipient agrees to take all steps necessary to comply with all applicable provisions of laws of any country, state, province, city or other jurisdiction in exercising his or her rights under the Plan and this Agreement.

21.	Administration and Compliance with Laws.
(a) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(b)

The Company is granting the options hereunder. Furthermore, this Agreement is not derived from any preexisting labor relationship between the Recipient and the Company, but rather from a mercantile relationship.

(c)

The Company will administer the Plan from the U.S. and New York State law and the Federal laws of the United States (except those provisions relating to conflicts of law) will govern all options granted under the Plan.

22.

Privacy. As a condition of the grant of the options, the Recipient expressly consents to the collection, use, and transfer of personal data as described in this Section to the full extent permitted by and in full compliance with applicable law.

(a)

The Recipient understands that the Company holds, by means of an automated data file, certain personal information about the Recipient, including, but not limited to, name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares or directorships held in the Company, details of all options or other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding in the Recipient's favor, for the purpose of managing and administering the Plan ("Data").

(b)

The Recipient further understands that part or all of his/her Data may be also held by the Company and/or it Subsidiaries, pursuant to a transfer made in the past with his/her consent, in respect of any previous grant of options or awards, which was made for the same purposes of managing and administering of previous award/incentive plans, or for other purposes.

(c)

The Recipient further understands that his/her local employer will transfer Data to the Company and/or its Subsidiaries among themselves as necessary for the purposes of implementation, administration, and management of the Recipient's participation in the Plan, and that the Company and/or its Subsidiary may transfer data among themselves, and/or each, in turn, further transfer Data to any third parties assisting the Company in the implementation, administration, and management of the Plan ("Data Recipients").

(d)

The Recipient understands that the Company and/or its Subsidiaries, as well as the Data Recipients, are or may be located in his or her country of residence or elsewhere, such as the United States. The Recipient authorizes the Company and/or its Subsidiaries, as well as Data Recipients to receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing his or her participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of shares on his or her behalf, to a broker or third party with whom the shares acquired on exercise may be deposited.

(e)

The Recipient understands that he or she may show his/her opposition to the processing and transfer of his/her Data, and, may at any time, review the Data, request that any necessary amendments be made to it, or withdraw his or her consent herein in writing by contacting the Company. The Recipient further understands that withdrawing consent may affect his or her ability to participate in the Plan.

23.

General. The Recipient has received, and therefore has full knowledge of and understands, the terms and conditions of this Agreement. The Recipient acknowledges that copies of the complete rules of the Plan have also been made available to him/her at his/her work center with his/her local employer.

IN WITNESS WHEREOF, the Company has executed this Agreement on the day and year set forth on the Award Summary.

RECIPIENT	BAUSCH & LOMB INCORPORATED

By:	By: Jean F. Geisel, Secretary
Name Printed: